UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

DECEMBER 17, 2004

Date of report (Date of earliest event reported)

ASCONI CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-23712	91-1395124
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

1211 SEMORAN BLVD, SUITE 141, CASSELBERRY, FLORIDA

(Address of principal executive offices, including zip code)

(407) 679-9463

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 17, 2004, Asconi Corporation, a Nevada corporation (the “Company”) and certain “accredited” investors (including both individuals and institutions) which had purchased the Company’s securities in the December 2003 private placement (“2003 Investors”) entered into a Release of Claims and Covenant Not to Sue (the “Release”). In consideration of the Shares Issuance and Warrant Repricing (as discussed in Item 3.02 below), the 2003 Investors agreed to release and discharge the Company against any and all claims and causes of action, including those specifically related in any way to the 2003 Investors’ purchase of the Company’s securities in the 2003 private placement (the “Claims”). The 2003 Investors further agreed to not to sue or bring any action in law, or in equity against the Company arising from or relating to the Claims.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the terms of the Release (as discussed in Item 1.01 above), on December 17, 2004, the Company, in a privately negotiated transaction, agreed with the 2003 Investors to reduce the purchase price of its securities sold to the 2003 Investors (including both individuals and institutions) from $5.00 to $3.50 per share by (x) reducing the exercise price of the 259,600 warrants sold in the 2003 private placement to $5.00 (the “Warrant Repricing”) and (y) issuing 111,257 additional shares of the Company’s common stock (the “Share Issuance”). The shares of the Company’s common stock issued in connection with the Share Issuance (the “Shares”) and the warrants to be issued in connection with the Warrant Repricing (the “Repriced Warrants”) have not been registered under the Securities Act of 1933, as amended (the “Act”), and when issued, will be issued pursuant to Section 4(2), Section 4(6) and/or 3(b) of the Act and on Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws. The issuances of the Share Issuance and Warrant Repricing were approved by the Company’s Board of Directors. The 2003 Investors represented to the Company that they were acquiring the Company’s securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. When issued the certificates representing the securities issued will bear appropriated restrictive legends. No placement or underwriting fees were paid in connection with this transaction.

The Company also granted piggy-back registration rights to the 2003 Investors in connection with the Share Issuance and Warrant Repricing, which rights expire on or before December 5, 2006.

Subsequent to the above-referenced private sales of the Company’s securities, as of December 17, 2004, the Company has 12,168,678, common stock shares issued and outstanding.

The foregoing is a summary description of the terms of the Release and by its nature is incomplete. It is qualified in the entirety by the text of the Release, a copy of which is attached hereto as Exhibit 10.1. All readers of this Current Report are encouraged to read the entire text of the Release attached hereto.

Section 9 Financial Statements And Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibit 10.1	Form Release of Claims and Covenant Not to Sue

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asconi Corporation

Date: December 23, 2004	By:	/s/ Constantin Jitaru
Constantin Jitaru
President and CEO